Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


October 20, 2009

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated October 7, 2009 of Digital Valleys Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our review of the quarter ended July 31, 2009. We cannot confirm or deny that the appointment of Maddox Ungar Silberstein, PLLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors, nor can we confirm or deny any information concerning the Company's relationship with Moore and Associates, Chartered

Very truly yours,


/s/ Seale and Beers, CPAs
---------------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada


CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax



Seale and Beers, CPAs                           PCAOB & CPAB Registered Auditors
 50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351